Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

August 20, 2013

Trulia, Inc.

116 New Montgomery Street, Suite 300

San Francisco, California 94105

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Trulia, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,102,112 shares of the common stock of the Company, par value $0.00001 (“Common Stock”), reserved for issuance pursuant to the Trulia, Inc. 2012 Equity Incentive Plan (which plan is referred to herein as the “2012 Plan” and which shares of Common Stock are referred to herein as the “2012 Shares”); (ii) 927,897 shares (the “Assumed Shares”) of the Common Stock issuable pursuant to equity awards assumed by the Company pursuant to the terms of the Agreement and Plan of Merger dated as of May 7, 2013 (the “Merger Agreement”), by and among the Company, Mariner Acquisition Corp. and Market Leader Inc. (“Market Leader”); and (iii) of an aggregate of 283,522 shares (the “Reserved Shares”) of Common Stock, reserved for issuance under the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan (formerly, HouseValues, Inc. 2004 Equity Incentive Plan) (which plan is referred to herein as the “2004 Plan”). Pursuant to the Merger Agreement, the Company assumed all of the outstanding equity awards of Market Leader under the HouseValues, Inc. 1999 Stock Incentive Plan (the “1999 Plan,” and, together with the 2012 Plan and the 2004 Plan, the “Plans”) and the 2004 Plan. The 2012 Shares, the Assumed Shares and the Reserved Shares are referred to herein as the “Shares”.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.